Exhibit 99.1

Press Release

Federated Investors, Inc. Reports Third Quarter 2008 Earnings;

Total Managed Assets Increase to Quarter-End Record $344 Billion

•	YTD 2008 EPS increases 4 percent over YTD 2007 EPS

•	Money market assets increase $78 billion since end of Q3 2007

•	Board declares quarterly dividend of $0.24 per share

(PITTSBURGH, Pa., October 23, 2008) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share from continuing operations (EPS) of $0.56 for the quarter ended Sept. 30, 2008 compared to $0.57 for the same quarter last year. Income from continuing operations was $56.2 million for Q3 2008 compared to $57.7 million for Q3 2007.

Federated reported YTD 2008 EPS of $1.66 compared to $1.60 for the same period in 2007, an increase of 4 percent. For the nine months ended Sept. 30, 2008, income from continuing operations was $167.2 million compared to $164.8 million for the same period in 2007.

Federated’s total managed assets were $344.0 billion at Sept. 30, 2008, up $67.8 billion or 25 percent from $276.2 billion at Sept. 30, 2007 and up $10.5 billion or 3 percent from the $333.5 billion reported at June 30, 2008. Asset growth was driven by a $77.9 billion increase in money market assets over the last year. Average managed assets for Q3 2008 were $335.1 billion, up $67.5 billion or 25 percent from $267.6 billion reported for Q3 2007 and down $8.2 billion or 2 percent from $343.3 billion reported for Q2 2008.

“Federated’s position as an industry leader in high quality money market products benefited our clients and the company during a quarter that saw unprecedented market conditions,” said J. Christopher Donahue, president and chief executive officer. “In addition to strong growth in money market products, Federated continued to see solid flows into its bond funds with over $500 million in net sales during the third quarter.”

Federated’s board of directors declared a quarterly dividend of $0.24 per share. The dividend is payable on Nov. 14, 2008 to shareholders of record as of Nov. 7, 2008. During Q3 2008, Federated paid a special cash dividend of $2.76 per share and a regular quarterly dividend of $0.24 per share, for a total of $3.00 per share or $305.4 million to its shareholders. Federated purchased 73,896 shares of Federated

Contacts:

MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	J.T. Tuskan	Ray Hanley
(412) 288-8103	(412) 288-7895	(412) 288-1920
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com

Federated Reports Q3 Earnings

Oct. 23, 2008

Investors, Inc. class B common stock for $1.5 million during Q3 2008. These transactions were funded with available cash and financing from a $140 million term loan facility entered into during Q3 2008 and borrowings under the company’s existing revolving credit facility.

Money market assets in both funds and separate accounts were $287.8 billion at Sept. 30, 2008, up $77.9 billion or 37 percent from $209.9 billion at Sept. 30, 2007 and up $16.7 billion or 6 percent from $271.1 billion at June 30, 2008. Money market mutual fund assets were $259.2 billion at the end of Q3 2008, up $69.2 billion or 36 percent from $190.0 billion at Sept. 30, 2007 and up $18.6 billion or 8 percent from $240.6 billion at June 30, 2008. Federated’s government money market funds attracted substantial inflows during the extreme stress of the markets throughout the quarter.

Federated’s fixed-income assets were $24.5 billion at Sept. 30, 2008, up $1.8 billion or 8 percent from $22.7 billion at Sept. 30, 2007 and down $0.6 billion or 2 percent from $25.1 billion at June 30, 2008. Federated had inflows of $0.5 billion into its bond funds during the quarter and $1.6 billion during the first nine months of 2008. Federated’s top-selling fixed-income mutual funds on a net basis were: Federated Municipal Ultrashort Fund; Federated Government Ultrashort Duration Fund; Federated Total Return Bond Fund; Federated U.S. Government Securities Fund: 1-3 Years; and Federated U.S. Government Securities Fund: 2-5 Years.

Federated’s equity assets were $31.7 billion at Sept. 30, 2008, down $11.8 billion or 27 percent from $43.5 billion at Sept. 30, 2007 and down $5.6 billion or 15 percent from $37.3 billion at June 30, 2008 due mainly to market depreciation. Federated’s top-selling equity mutual funds on a net basis were: Federated Capital Appreciation Fund II, Federated Kaufmann Large Cap Fund, Federated Capital Appreciation Fund, Federated MDT Balanced Fund and Federated MDT Small Cap Growth Fund.

Financial Summary

Q3 2008 vs. Q3 2007

For Q3 2008, revenue increased $19.5 million or 7 percent to $305.9 million compared to $286.4 million for the same quarter last year. The increase in revenue is primarily due to an increase in revenue from average money market managed assets ($42.0 million) and average fixed-income assets ($0.4 million). The increase was partially offset by a decrease in revenue from average equity managed assets ($20.2 million). For Q3 2008, Federated derived 60 percent of its revenue from money market assets, 30 percent from equity assets, 9 percent from fixed-income assets and 1 percent from other products and services.

Operating expenses for Q3 2008 increased $24.5 million or 13 percent to $212.7 million compared to $188.2 million for Q3 2007. The increase in operating expenses was primarily attributable to higher marketing and distribution expenses of $15.9 million primarily from higher average money market managed assets. In addition, compensation and related expenses increased by $8.4 million.

Federated Reports Q3 Earnings

Oct. 23, 2008

Nonoperating expenses for Q3 2008 decreased $3.4 million or 72 percent to $1.3 million compared to $4.7 million for Q3 2007 primarily due to lower investment losses.

Q3 2008 vs. Q2 2008

Compared to the prior quarter, revenue decreased by $4.4 million or 1 percent. The revenue decrease was primarily due to a decrease in average equity managed assets ($8.8 million), partially offset by the impact of one additional day in the third quarter ($3.5 million).

Compared to Q2 2008, operating expenses decreased by $6.4 million or 3 percent. Marketing and distribution expenses decreased $3.7 million from Q2 2008 primarily due to lower average money market and equity managed assets. In addition, professional service fees decreased $1.2 million.

Nonoperating expenses increased $1.2 million compared to the prior quarter due mainly to an increase in mark-to-market investment losses and an increase in recourse debt expense.

YTD 2008 vs. YTD 2007

Revenue for the first nine months of 2008 increased $94.5 million or 11 percent to $921.9 million compared to $827.4 million for the same period last year. The increase in revenue is primarily due to an increase in revenue from average money market managed assets ($137.7 million). The increase was partially offset by a decrease in revenue from average equity managed assets ($33.6 million), a decrease due to a change in the mix of average fixed-income managed assets ($1.5 million) and an increase in the amount of fund revenue that was voluntarily waived for competitive reasons ($5.3 million).

For YTD 2008, Federated derived 58 percent of its revenue from money market assets, 31 percent from equity assets, 10 percent from fixed-income assets and 1 percent from other products and services.

Operating expenses for the year-to-date period ended Sept. 30, 2008 increased $90.0 million or 16 percent to $646.5 million compared to $556.5 million for the same period of last year. The increase in operating expenses was attributable to a $66.5 million increase in marketing and distribution expenses related primarily to increased average money market managed assets. Additionally, compensation and related expenses increased $23.1 million.

Nonoperating expenses for YTD 2008 decreased $2.9 million or 71 percent to $1.2 million compared to $4.1 million for the same period in 2007 due to lower investment losses.

Federated will host an earnings conference call at 9 a.m. Eastern on Oct. 24, 2008. Investors are invited to listen to Federated’s Q3 earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until Oct. 31, 2008 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering codes 286 and 299011.

Federated Reports Q3 Earnings

Oct. 23, 2008

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $344.0 billion in assets as of Sept. 30, 2008. With 147 mutual funds and a variety of separately managed account options, Federated provides comprehensive investment management to nearly 5,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 3 percent of money market fund managers in the industry, the top 8 percent of equity fund managers and the top 9 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.

###

1	Strategic Insight, Aug. 31, 2008. Based on assets under management in open-end funds.

Certain statements in this press release, such as those related to asset flows and sales, constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Among other risks and uncertainties is the ability of the company to sustain asset flows and sales and the risk factors discussed in the company’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Global Investment Management, Corp. Federated Investment Counseling and Federated MDTA LLC, each a registered investment advisor.

Federated Reports Q3 Earnings

Oct. 23, 2008

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended Sept. 30,		% Change Q3 2007 to Q3 2008	Quarter Ended June 30, 2008	% Change Q2 2008 to Q3 2008
	2008	2007
Revenue
Investment advisory fees, net	$194,653	$184,898	5%	$198,050	(2)%
Administrative service fees, net	54,369	43,808	24	54,435	—
Other service fees, net	56,007	56,416	(1)	56,714	(1)
Other, net	884	1,286	(31)	1,107	(20)

Total Revenue	305,913	286,408	7	310,306	(1)

Operating Expenses
Compensation and related	60,482	52,139	16	59,022	2
General and administrative
Marketing and distribution	106,742	90,839	18	110,430	(3)
Professional service fees	10,259	7,525	36	11,501	(11)
Systems and communications	5,996	5,753	4	5,998	—
Office and occupancy	5,619	5,335	5	6,336	(11)
Advertising and promotional	3,787	3,566	6	4,032	(6)
Travel and related	3,228	2,889	12	4,012	(20)
Other	4,409	4,072	8	4,402	—

Total general and administrative	140,040	119,979	17	146,711	(5)
Amortization of deferred sales commissions	7,762	11,298	(31)	8,801	(12)
Amortization of intangible assets	4,369	4,763	(8)	4,559	(4)

Total Operating Expenses	212,653	188,179	13	219,093	(3)

Operating Income	93,260	98,229	(5)	91,213	2

Nonoperating Income (Expenses)
Investment income (loss), net	190	(2,975)	106	897	(79)
Debt expense––recourse	(757)	(93)	714	(108)	601
Debt expense––nonrecourse	(622)	(1,205)	(48)	(737)	(16)
Other, net	(152)	(444)	(66)	(155)	(2)

Total Nonoperating Expenses, net	(1,341)	(4,717)	(72)	(103)	1,202

Minority interest	2,455	1,470	67	2,020	22

Income from continuing operations before income taxes	89,464	92,042	(3)	89,090	—
Income tax provision	33,253	34,315	(3)	33,873	(2)

Income from continuing operations	56,211	57,727	(3)	55,217	2

Discontinued operations, net of tax	—	—	—	2,808	(100)

Net Income	$56,211	$57,727	(3)%	$58,025	(3)%

Earnings Per Share—Basic
Income from continuing operations	$0.57	$0.57	—%	$0.56	2%
Income from discontinued operations	—	—	—	0.03	(100)

Net income*	$0.57	$0.57	—%	$0.58	(2)%

Earnings Per Share—Diluted
Income from continuing operations	$0.56	$0.57	(2)%	$0.55	2%
Income from discontinued operations	—	—	—	0.03	(100)

Net income	$0.56	$0.57	(2)%	$0.58	(3)%

Weighted-average shares outstanding
Basic	99,367	100,433		99,347

Diluted	100,442	102,095		100,848

Dividends declared per share	$3.00	$0.21		$0.24

*	May not sum due to rounding.

Federated Reports Q3 Earnings

Oct. 23, 2008

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Nine Months Ended Sept. 30,		% Change
	2008	2007
Revenue
Investment advisory fees, net	$587,697	$531,457	11%
Administrative service fees, net	160,384	124,307	29
Other service fees, net	170,438	167,281	2
Other, net	3,393	4,307	(21)

Total Revenue	921,912	827,352	11

Operating Expenses
Compensation and related	180,967	157,876	15
General and administrative
Marketing and distribution	324,799	258,329	26
Professional service fees	30,356	24,473	24
Office and occupancy	18,067	16,175	12
Systems and communications	17,927	17,466	3
Advertising and promotional	11,495	10,703	7
Travel and related	10,166	9,332	9
Other	13,121	11,583	13

Total general and administrative	425,931	348,061	22
Amortization of deferred sales commissions	25,923	35,631	(27)
Amortization of intangible assets	13,673	14,889	(8)

Total Operating Expenses	646,494	556,457	16

Operating Income	275,418	270,895	2

Nonoperating Income (Expenses)
Investment income, net	2,365	675	250
Debt expense––recourse	(961)	(274)	251
Debt expense––nonrecourse	(2,232)	(4,062)	(45)
Other, net	(356)	(440)	(19)

Total Nonoperating Expenses, net	(1,184)	(4,101)	(71)

Minority interest	5,861	4,245	38

Income from continuing operations before income taxes	268,373	262,549	2
Income tax provision	101,126	97,781	3

Income from continuing operations	167,247	164,768	2

Discontinued operations, net of tax	2,808	—	—

Net Income	$170,055	$164,768	3%

Earnings Per Share—Basic
Income from continuing operations	$1.68	$1.63	3%
Income from discontinued operations	0.03	—	—

Net Income	$1.71	$1.63	5%

Earnings Per Share—Diluted
Income from continuing operations	$1.66	$1.60	4%
Income from discontinued operations	0.03	—	—

Net Income*	$1.68	$1.60	5%

Weighted-average shares outstanding
Basic	99,508	101,222

Diluted	101,028	102,927

Dividends declared per share	$3.45	$0.60

*	May not sum due to rounding.

Federated Reports Q3 Earnings

Oct. 23, 2008

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Sept. 30, 2008	Dec. 31, 2007
Assets
Cash and other short-term investments	$59,995	$146,271
Other current assets	62,656	60,020
Intangible assets, net and goodwill	576,978	534,603
Deferred sales commissions, net	36,960	64,227
Other long-term assets	38,726	35,850

Total Assets	$775,315	$840,971

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$175,807	$164,571
Long-term debt—recourse	129,500	71
Long-term debt—nonrecourse	36,882	62,701
Other long-term liabilities and minority interest	43,332	39,613
Shareholders’ equity excluding treasury stock	1,203,090	1,367,963
Treasury stock	(813,296)	(793,948)

Total Liabilities, Minority Interest and Shareholders’ Equity	$775,315	$840,971

Federated Reports Q3 Earnings

Oct. 23, 2008

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Quarter Ended			Nine Months Ended Sept. 30,
	Sept. 30 2008	Sept. 30, 2007	June 30, 2008	2008	2007
Equity Funds
Beginning assets	$25,569	$30,026	$25,880	$29,145	$28,666

Sales	1,060	1,269	1,347	4,009	4,140
Redemptions	(2,031)	(1,959)	(1,529)	(5,453)	(5,771)

Net redemptions	(971)	(690)	(182)	(1,444)	(1,631)
Net exchanges	(68)	(20)	(18)	(163)	(53)
Acquisition related	0	366	42	42	366
Other*	(2,947)	413	(153)	(5,997)	2,747

Ending assets	$21,583	$30,095	$25,569	$21,583	$30,095

Fixed-Income Funds
Beginning assets	$19,065	$17,769	$18,339	$17,943	$18,113

Sales	2,354	1,191	2,337	6,509	3,671
Redemptions	(1,826)	(1,445)	(1,530)	(4,911)	(4,339)

Net sales (redemptions)	528	(254)	807	1,598	(668)
Net exchanges	26	(6)	1	80	(9)
Other*	(483)	266	(82)	(485)	339

Ending assets	$19,136	$17,775	$19,065	$19,136	$17,775

*	Includes changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Changes in Equity and Fixed-Income Separate Account Assets*

(in millions)

	Quarter Ended			Nine Months Ended Sept. 30,
	Sept. 30, 2008	Sept. 30, 2007	June 30, 2008	2008	2007
Equity Separate Accounts
Beginning assets	$11,712	$13,318	$11,638	$13,017	$12,228

Net customer flows**	(426)	(126)	209	(621)	296
Other**	(1,218)	230	(135)	(2,328)	898

Ending assets	$10,068	$13,422	$11,712	$10,068	$13,422

Fixed-Income Separate Accounts
Beginning assets	$6,007	$5,201	$5,077	$4,881	$4,789

Net customer flows**	(372)	(370)	1,076	763	(80)
Other**	(256)	146	(146)	(265)	268

Ending assets	$5,379	$4,977	$6,007	$5,379	$4,977

*	Includes separately managed accounts, institutional accounts and sub-advised funds (both variable annuity and other) and other managed products.
**	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Other. Other includes the approximate effect of changes in the market value of securities held in the portfolios, reinvested dividends and distributions and net investment income.

Federated Reports Q3 Earnings

Oct. 23, 2008

(in millions)

MANAGED ASSETS	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007
By Asset Class
Equity	$31,651	$37,281	$37,518	$42,162	$43,517
Fixed-income	24,515	25,072	23,416	22,824	22,752
Money market	287,836	271,131	277,527	236,630	209,908

Total Managed Assets	$344,002	$333,484	$338,461	$301,616	$276,177

By Market*
Wealth Management & Trust	$173,284	$162,991	$162,865	$143,881	$127,854
Broker/Dealer	120,014	116,840	119,268	114,854	108,872
Global Institutional	37,374	40,408	43,976	30,830	29,242
Other	13,330	13,245	12,352	12,051	10,209

Total Managed Assets	$344,002	$333,484	$338,461	$301,616	$276,177

By Product Type
Mutual Funds:
Equity	$21,583	$25,569	$25,880	$29,145	$30,095
Fixed-income	19,136	19,065	18,339	17,943	17,775
Money market	259,172	240,646	242,280	215,003	190,011

Total Fund Assets	$299,891	$285,280	$286,499	$262,091	$237,881

Separate Accounts:
Equity	$10,068	$11,712	$11,638	$13,017	$13,422
Fixed-income	5,379	6,007	5,077	4,881	4,977
Money market	28,664	30,485	35,247	21,627	19,897

Total Separate Accounts	$44,111	$48,204	$51,962	$39,525	$38,296

Total Managed Assets	$344,002	$333,484	$338,461	$301,616	$276,177

	Quarter Ended
AVERAGE MANAGED ASSETS	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007
By Asset Class
Equity	$35,136	$38,974	$38,471	$42,890	$42,731
Fixed-income	25,087	24,525	23,220	22,969	22,680
Money market	274,840	279,776	260,306	224,285	202,141

Total Avg. Assets	$335,063	$343,275	$321,997	$290,144	$267,552

By Product Type
Mutual Funds:
Equity	$24,180	$26,762	$26,696	$29,741	$29,570
Fixed-income	19,347	18,672	18,186	17,893	17,701
Money market	245,304	246,868	231,719	203,957	181,808

Total Avg. Fund Assets	$288,831	$292,302	$276,601	$251,591	$229,079

Separate Accounts:
Equity	$10,956	$12,212	$11,775	$13,149	$13,161
Fixed-income	5,740	5,853	5,034	5,076	4,979
Money market	29,536	32,908	28,587	20,328	20,333

Total Avg. Separate Accts.	$46,232	$50,973	$45,396	$38,553	$38,473

Total Avg. Assets	$335,063	$343,275	$321,997	$290,144	$267,552

	Quarter Ended
ADMINISTERED ASSETS	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007
Period End	$8,723	$8,886	$9,921	$9,565	$19,312
Average	$8,889	$9,781	$9,694	$16,125	$18,378

*	Federated’s market definitions changed as of April 1, 2008. The insurance channel had been included in the Broker/Dealer market and is now included in the Global Institutional market. Previous periods were adjusted to reflect the change.